EXHIBIT 99.1

S&W Announces First Quarter Fiscal 2019 Financial Results

For Immediate Release
Company Contact: Matthew Szot, Chief Financial Officer S&W Seed Company Phone: (559) 884-2535 www.swseedco.com	Investor Contact: Joe Dorame, Robert Blum, Joe Diaz Lytham Partners, LLC Phone: (602) 889-9700 sanw@lythampartners.com www.lythampartners.com

SACRAMENTO, California - November 8, 2018 - S&W Seed Company (Nasdaq: SANW) today announced financial results for the first quarter of fiscal 2019 ended September 30, 2018.

Results for the quarter do not include contribution from its recent acquisition of Chromatin sorghum assets and business which closed on October 25, 2018. Click here to read the closing press release.

Mark Wong, president and chief executive officer of S&W Seed Company, commented, "The transformation of S&W to a multi-crop, geographically diversified, middle-market agricultural company with a customer centric sales organization has officially commenced. Our acquisition of the sorghum assets from Chromatin, coupled with the reorganization of our operations along geographic lines to take advantage of cross-selling synergies, will enable S&W to service our current customers in a way we were unable to do so previously. Additionally, we are integrating our research and development functions to help bring products to market faster, and with more efficiency. This newly integrated operating platform should enhance productivity, growth, profitability and allow us to further take advantage of opportunities that may present themselves in the future."

"Our results during the first quarter of fiscal 2019 were driven almost exclusively by our alfalfa seed operations, with significant revenues recognized under our distribution and production agreements with Pioneer due to the adoption of ASC 606 effective July 1, 2018. We continue to make strides in our alfalfa operations, including trait development and a realignment of our sales and marketing focus along geographic lines to further capitalize on cross-selling opportunities."

Mr. Wong concluded, "As I stated when I took over as CEO, I see S&W as a platform opportunity within agriculture to build tremendous value. I am pleased with our recent progress and look forward to building on this in the years to come."

Anticipated Key Attributes of the Chromatin Assets Include:

  Pure play sorghum company with a platform for growth.
  Diverse sorghum hybrid product portfolio of grain, forage, food grade, and sweet varieties that support multiple end markets with industry-leading performance attributes.
  Product portfolio of unique hybrids addressing multiple maturities, localized and regional adaptions, and contain key tolerance and resistance traits.
  Pipeline of new products include expansion of Chromatin's existing sugarcane aphid (SCA) resistance to its product portfolio, as well as planned development of a herbicide resistance trait that S&W believes could be transformational to the sorghum industry, and additional genes expected in the years to come.
  A world class R&D and testing program that should enable superior products to be brought to market faster than competitors through the development of approximately 300 molecular markers. This unique program is expected to allow the breeding team to identify and breed desirable traits into commercial hybrids with improved efficiencies.
  An extensive global sales network which includes company sales representatives in the U.S., distribution to a farmer-dealer channel, and an expansive network of worldwide distributors. Selected geographic markets are anticipated to be combined with S&W sales people into one combined sales force selling sorghum, alfalfa and sunflower products.
  Well maintained and modernized production plants with nearby contracted production acreage in Texas.
  Key product registrations in international markets, including Europe.

Expected Financial Highlights of Acquired Chromatin Assets
  Annualized revenue contribution of $17-20 million in fiscal 2020, with an expected $14-$15 million in the remaining 8 months of fiscal 2019.
  Gross margins estimated to range from 30%-40% depending on sorghum hybrid.
  Positive adjusted EBITDA contribution in fiscal 2020 with minimal impact to adjusted EBITDA in fiscal 2019.

Financial Results

(Note to readers: As S&W adopted the requirements of Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (ASC 606) as of July 1, 2018, using the modified retrospective method, there is a lack of comparability of current financial results to prior fiscal periods.)

For the first quarter of fiscal 2019 ended September 30, 2018, S&W reported revenue of $26.1 million, compared to revenue of $10.7 million in the first quarter of fiscal 2018. The $15.4 million increase in revenue for the first quarter of fiscal 2019 was primarily due to a $16.7 million increase in revenues to Pioneer. The increase in revenues to Pioneer is due to the acceleration of revenue recognition pursuant to our adoption ASC 606 effective July 1, 2018. Had the Company reported under the old revenue recognition standard ASC 605, revenue would have been $8.8 million in the first quarter of fiscal 2019.

Gross margins during the first quarter of fiscal 2019 were 20.9% compared to gross margins of 21.8% in the first quarter of fiscal 2018. This change in gross margins is primarily related to product mix of conventional and transgenic products sold to Pioneer.

Adjusted operating expenses, excluding transaction related expenses (see Table A), in the first quarter of fiscal 2019 was $4.3 million compared to $4.4 million in the first quarter of fiscal 2018. Included in the first quarter of fiscal 2019 were $409,000 of transaction expenses related to the Company's acquisition of the Chromatin assets, while the first quarter of fiscal 2018 included $29,000 of transaction related expenses. Including these transaction related expenses, total operating expenses in the first quarter of fiscal 2019 were $4.7 million compared to $4.5 million in the first quarter of fiscal 2018.

GAAP net income for the first quarter of fiscal 2019 was $21,000, or $0.00 per basic and diluted share, compared to GAAP net loss of $(1.8) million, or $(0.09) per basic and diluted share, in the first quarter of fiscal 2018.

Adjusted non-GAAP net income (see Table A) for the first quarter of fiscal 2019, excluding various items (transaction costs and interest expense - amortization of debt discount), was $496,000, or $0.02 per basic and diluted share. Adjusted non-GAAP net loss (see Table A) for the first quarter of fiscal 2018, excluding various items (transactions costs, change in derivative warrant liabilities, interest expense - amortization of debt discount) was $(2.5) million, or $(0.13) per basic and diluted share.

Adjusted EBITDA (see Table B) for the first quarter of fiscal 2019 was $2.1 million, compared to adjusted EBITDA of $(967,000) in the first quarter of fiscal 2018.

Conference Call

S&W Seed Company has scheduled a conference call for today, Thursday, November 8, 2018, at 11:00 am ET (8:00 am PT) to review these results. Interested parties can access the conference call by dialing (844) 861-5498 or (412) 317-6580 or can listen via a live Internet webcast, which is available in the Investor Relations section of the Company's website at http://www.swseedco.com/investors. A teleconference replay of the call will be available for three days at (877) 344-7529 or (412) 317-0088, confirmation #10126140. A webcast replay will be available in the Investor Relations section of the Company's website at http://www.swseedco.com/investors for 30 days.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with accounting principles generally accepted in the United States of America ("GAAP"), the Company has provided the following non-GAAP financial measures in this release and the accompanying tables: adjusted EBITDA, adjusted non-GAAP net income (loss) and adjusted earnings (loss) per share. S&W uses these non-GAAP financial measures internally to facilitate period-to-period comparisons and analysis of its operating performance and liquidity, and believes they are useful to investors as a supplement to GAAP measures in analyzing, trending and benchmarking the performance and value of the Company's business. However, these measures are not intended to be a substitute for those reported in accordance with GAAP. These measures may be different from non-GAAP financial measures used by other companies, even when similar terms are used to identify such measures.

For reconciliations of historical non-GAAP financial measures to the most comparable financial measures under GAAP, see Tables A and B accompanying this release.

In order to calculate these non-GAAP financial measures, the Company makes targeted adjustments to certain GAAP financial line items found on its Consolidated Statement of Operations, backing out non-recurring or unique items or items that the Company believes otherwise distort the underlying results and trends of the ongoing business. The Company has excluded the following items from one or more of our non-GAAP financial measures for the periods presented:

Selling, general and administrative expenses; operating expenses. We exclude a portion of SG&A expense and operating expenses related to transaction expenses related to acquisitions and financings. Acquisition-related expenses include transaction fees, due diligence costs and other direct costs associated with our acquisitions. These amounts are unrelated to our core performance during any particular period and are impacted by the timing of the acquisition. We exclude acquisition-related expenses from our SG&A expense and total operating expenses to provide investors a method to compare our operating results to prior periods and to peer companies, as such amounts can vary significantly based on the frequency of acquisitions and the magnitude of acquisition expenses.

Changes in derivative warrant liabilities. Change in derivative warrant liabilities are related to the change in fair value of the warrants issued in conjunction with our Convertible Debentures issued in December 2014. These amounts are non-cash gains and/or losses, and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Interest expense - amortization of debt discount. Amortization of debt discount and debt issuance costs are primarily related to our working capital lines of credit and term loans. These amounts are non-cash charges and are unrelated to our core performance during any particular period. We believe it is useful to exclude these amounts in order to better understand our business performance and allow investors to compare our results with peer companies.

Non-GAAP Tax Rate. The estimated non-GAAP effective tax rate adjusts the tax effect to quantify the tax consequences of the excluded non-GAAP items.

Descriptions of the non-GAAP financial measures included in this release and the accompanying tables are as follows:

Adjusted net income (loss) and non-GAAP earnings (loss) per share. We define non-GAAP net income (loss) as net income (loss) less non-recurring transaction charges, change in derivative warrant liabilities, and interest expense - amortization of debt discount. However, in order to provide a complete picture of our recurring core business operating results, we also exclude from non-GAAP net income (loss) the tax effects of these adjustments. We used an effective tax rate that we believe would be applied had our income approximated the non-GAAP net income (loss) for the presented periods. We caution investors that the tax effects of these adjustments are based on management's estimates. We believe that these non-GAAP financial measures provide useful supplemental information for evaluating our operating performance.

Adjusted EBITDA is a non-GAAP financial measure that we define as GAAP net income (loss), adjusted to exclude non-recurring transaction costs, depreciation and amortization, non-cash stock-based compensation, foreign currency (gain) loss, change in derivative warrant liabilities, interest expense - amortization of debt discount, interest expense, and provision (benefit) for income taxes. We believe that the use of adjusted EBITDA is useful to investors and other users of the Company's financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We use adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. Management does not place undue reliance on adjusted EBITDA as its only measure of operating performance. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP.

About S&W Seed Company
Founded in 1980, S&W Seed Company is a global agricultural company headquartered in Sacramento, California. S&W's vision is to be the world's preferred proprietary seed company which supplies a range of forage and specialty crop products that supports the growing global demand for animal proteins and healthier consumer diets. S&W is a global leader in alfalfa seed, with significant research and development, production and distribution capabilities. S&W's capabilities span the world's alfalfa seed production regions, with operations in the Western United States, including the San Joaquin and Imperial Valleys of California, Australia, and Canada, and S&W sells its seed products in more than 30 countries around the globe. S&W also provides hybrid sorghum and sunflower, and is utilizing its research and breeding expertise to develop and produce stevia, the all-natural, zero calorie sweetener for the food and beverage industry. For more information, please visit www.swseedco.com.

Safe Harbor Statement
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or

"planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." Forward-looking statements in this release include, but are not limited to, our strategic plan to become a multi-crop, geographically diversified, middle market agricultural company, expected enhancements in productivity, growth, profitability and the statements contained under "Anticipated Key Attributes of the Chromatin Assets Include" and "Expected Financial Highlights of Acquired Chromatin Assets" above.  You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risk that the recent acquisition of Chromatin assets may not provide the anticipated benefits; the sorghum market may not meet our expectations; our strategic initiatives may not achieve the expected results; and risks associated with our ability to successfully optimize and commercialize our business. These and other risks are identified in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended June 30, 2018 and in other filings subsequently made by the Company with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

Table A

S&W SEED COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended			Three Months Ended
	September 30, 2018			September 30, 2017

		NON-GAAP	NON-GAAP		NON-GAAP	NON-GAAP
	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted

Revenue	$26,120,137	-	$26,120,137	$10,711,716	-	$10,711,716

Cost of revenue	20,657,008	-	20,657,008	8,376,128	-	8,376,128

Gross profit	5,463,129	-	5,463,129	2,335,588	-	2,335,588

Operating expenses
Selling, general and administrative expenses	2,887,378	(408,516)	2,478,862	2,914,080	(29,163)	2,884,917
Research and development expenses	992,113	-	992,113	741,917	-	741,917
Depreciation and amortization	855,108	-	855,108	888,252	-	888,252
Disposal of property, plant and equipment gain	-	-	-	(66,363)	-	(66,363)

Total operating expenses	4,734,599	(408,516)	4,326,083	4,477,886	(29,163)	4,448,723

Income (loss) from operations	728,530	408,516	1,137,046	(2,142,298)	29,163	(2,113,135)

Other expense
Foreign currency (gain) loss	(25,443)	-	(25,443)	14,558	-	14,558
Change in derivative warrant liabilities	-	-	-	(772,499)	772,499	-
Interest expense - amortization of debt discount	66,478	(66,478)	-	33,999	(33,999)	-
Interest expense	657,230	-	657,230	347,729	-	347,729

Income (loss) before income taxes	30,265	474,994	505,259	(1,766,085)	(709,337)	(2,475,422)
Provision for income taxes	9,334	-	9,334	51,421	-	51,421
Net income (loss)	$20,931	474,994	$495,925	$(1,817,506)	(709,337)	$(2,526,843)

Net income (loss) per common share:
Basic	$0.00		$0.02	$(0.09)		$(0.13)
Diluted	$0.00		$0.02	$(0.09)		$(0.13)

Weighted average number of common shares outstanding:
Basic	24,790,215		24,790,215	20,156,458		20,156,458
Diluted	24,791,437		24,791,437	20,156,458		20,156,458

Table B

S&W SEED COMPANY
ITEMIZED RECONCILIATION BETWEEN NET LOSS AND NON-GAAP ADJUSTED EBITDA
(unaudited)

	Three Months Ended
	September 30,
	2018	2017

Net income (loss)	$20,931	$(1,817,506)

Non-recurring transaction costs	408,516	29,163

Non-cash stock based compensation	155,305	257,461

Depreciation and amortization	855,108	888,252

Foreign currency (gain) loss	(25,443)	14,558

Change in derivative warrant liabilities	-	(772,499)

Interest expense - amortization of debt discount	66,478	33,999

Interest expense	657,230	347,729

Provision for income taxes	9,334	51,421

Non-GAAP Adjusted EBITDA	$2,147,459	$(967,422)

S&W SEED COMPANY
CONSOLIDATED BALANCE SHEETS

	September 30,	June 30,
	2018	2018
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$4,034,127	$4,320,894
Accounts receivable, net	13,868,575	13,861,932
Unbilled accounts receivable, net	9,530,970	-
Inventories, net	76,058,981	60,419,276
Prepaid expenses and other current assets	3,548,903	1,279,794
TOTAL CURRENT ASSETS	107,041,556	79,881,896

Property, plant and equipment, net	12,966,314	13,180,132
Intangibles, net	32,639,162	33,109,780
Goodwill	10,292,265	10,292,265
Other assets	1,302,904	1,303,135
TOTAL ASSETS	$164,242,201	$137,767,208

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$36,949,282	$5,935,454
Deferred revenue	104,355	212,393
Accrued expenses and other current liabilities	3,031,163	3,114,799
Lines of credit, net	23,569,003	32,630,559
Current portion of long-term debt, net	861,877	503,012
TOTAL CURRENT LIABILITIES	64,515,680	42,396,217

Long-term debt, net, less current portion	12,424,048	12,977,087
Other non-current liabilities	645,493	651,780

TOTAL LIABILITIES	77,585,221	56,025,084

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value; 5,000,000 shares authorized;
no shares issued and outstanding	-	-
Common stock, $0.001 par value; 50,000,000 shares authorized;
25,981,252 issued and 25,956,252 outstanding at September 30, 2018;
24,367,906 issued and 24,342,906 outstanding at June 30, 2018;	25,981	24,367
Treasury stock, at cost, 25,000 shares	(134,196)	(134,196)
Additional paid-in capital	113,878,725	108,803,991
Accumulated deficit	(21,140,445)	(21,161,376)
Accumulated other comprehensive loss	(5,973,085)	(5,790,662)
TOTAL STOCKHOLDERS' EQUITY	86,656,980	81,742,124
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$164,242,201	$137,767,208

S&W SEED COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	September 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$20,931	$(1,817,506)
Adjustments to reconcile net income (loss) from operating activities to net cash provided by operating activities
Stock-based compensation	155,305	257,461
Change in allowance for doubtful accounts	(154,896)	20,547
Depreciation and amortization	855,108	888,252
Gain on disposal of property, plant and equipment	-	(66,363)
Change in foreign exchange contracts	39,177	38,989
Change in derivative warrant liabilities	-	(772,499)
Amortization of debt discount	66,478	33,999
Changes in:	-
Accounts receivable	77,442	(1,892,959)
Unbilled accounts receivable	(9,530,970)	-
Inventories	(15,907,716)	(38,503,457)
Prepaid expenses and other current assets	(2,274,959)	(698,171)
Other non-current asset	-	(4,963)
Accounts payable	31,100,128	39,781,675
Accounts payable - related parties	-	673,357
Deferred revenue	(107,675)	8,705,963
Accrued expenses and other current liabilities	(104,708)	(115,481)
Other non-current liabilities	(4,802)	57,926
Net cash provided by operating activities	4,228,843	6,586,770

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(199,027)	(636,588)
Additions to internal use software	(36,000)	-
Proceeds from disposal of property, plant and equipment	-	256,000
Net cash used in investing activities	(235,027)	(380,588)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from sale of common stock	4,927,682	10,472,021
Taxes paid related to net share settlements of stock-based compensation awards	(6,639)	(58,376)
Borrowings and repayments on lines of credit, net	(8,872,537)	(13,123,859)
Borrowings of long-term debt	2,152,408	-
Debt issuance costs	(38,727)	-
Repayments of long-term debt	(2,327,857)	(46,393)
Net cash used in financing activities	(4,165,670)	(2,756,607)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(114,913)	112,319

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(286,767)	3,561,894

CASH AND CASH EQUIVALENTS, beginning of the period	$4,320,894	$745,001

CASH AND CASH EQUIVALENTS, end of period	$4,034,127	$4,306,895